                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ______________________


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                             ______________________

        Date of Report (Date of earliest event reported): April 21, 1995


                            MAXUS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


1-8567-2                                                              75-1891531
(Commission File Number)                                        (I.R.S. Employer
                                                             Identification No.)



               717 North Harwood Street, Dallas, Texas 75201-6594
               (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code: (214) 953-2000
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


   (a) The engagement by the Registrant of a new independent accountant as the principal accountant to audit its 1995 financial statements, as hereinafter disclosed, resulted in the dismissal of Price Waterhouse LLP as such principal accountant on April 21, 1995. The report of Price Waterhouse LLP on the financial statements of the Registrant for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was not recommended or approved by the audit committee of the Registrant's Board of Directors, but was made by that board.
         During the Registrant's two most recent fiscal years and the subsequent interim period preceding such dismissal, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years. The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the Securities and Exchange

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         Commission stating whether or not it agrees with the above statements.
         A copy of such letter, dated April 26, 1995, is filed as Exhibit 16 to this Form 8-K.

   (b) On April 21, 1995, Registrant engaged Arthur Andersen LLP as the principal accountant to audit the Registrant's 1995 financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (c)   Exhibits
         --------

         16   -   Letter regarding change in certifying accountant.

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                                   SIGNATURE
                                   ---------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MAXUS ENERGY CORPORATION


                             By:  G. R. Brown
                                -------------------------------------
                                  G. R. Brown
                                  Vice President and Controller


Dated:  April 28, 1995

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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                           Exhibit
- ------                           -------

 16           Letter regarding change in certifying accountant.